UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 31, 2012

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2012, Boyd Gaming Corporation (the “Company”) entered into a lender joinder agreement (the “Lender Joinder Agreement”) among the Company, Bank of America N.A. (“Bank of America”), Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and UBS Loan Finance LLC, each as an increasing lender, and Bank of America, as the administrative agent, providing for, among other things, an incremental Class A Revolving Commitment (as defined in the Company’s Second Amended and Restated Credit Agreement, dated as of December 17, 2010, among the lenders party thereto, Bank of America, as administrative agent and letter of credit issuer and Wells Fargo Bank, National Association, as swing line lender (the “Credit Facility”)) in the amount of $150.0 million (the “Increased Revolving Commitment”). The Increased Revolving Commitment became effective and the initial revolving loans were funded thereunder on May 30, 2012.

Pursuant to the Lender Joinder Agreement, concurrently with the closing of the offering of the notes (disclosed under Item 8.01 below), we are required to give an irrevocable notice of election to permanently reduce the Class A Revolving Commitments under the Credit Facility by $150.0 million, which reduction will become effective on the fifth business day after such notice is given.

Item 8.01.	Other Events.

Notes Offering

On May 31, 2012, the Company announced the offering of $300 million aggregate principal amount of 8-year senior notes (the “Notes”) in a private placement transaction, subject to market, regulatory and certain other conditions (the “Notes Offering”). The notes will be guaranteed, jointly and severally, on a senior unsecured basis by certain of the Company’s current and future domestic restricted subsidiaries. The Company’s press release announcing the commencement of the Notes Offering is attached as Exhibit 99.1 and is incorporated herein by reference.

The Company intends to use the full amount of the net proceeds from the Notes Offering to repay outstanding indebtedness under the revolving portion of its Credit Facility.

The Notes being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws or blue sky laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from the registration requirements. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Additional Disclosures

In connection with the transactions discussed above, the Company is making available to certain investors the information set forth in Exhibit 99.2, which is incorporated by reference herein.

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 31, 2012, announcing commencement of the Notes Offering.

99.2	Additional Disclosures.

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the Notes Offering; and statements regarding the acquisition of PGL. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) the possibility that the Notes Offering will not be consummated on the expected terms, or at all; the possibility that that the Merger may not be consummated on the expected terms, or at all; the possibility of changes in the Company’s financial position; weaknesses in the industry and the regions in which the Company operates; and the Company’s financial performance. Additional factors are discussed in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	Boyd Gaming Corporation

/s/ Josh Hirsberg Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 31, 2012, announcing commencement of the Notes Offering.

99.2	Additional Disclosures.